EXHIBIT 99.1

BlackLine Announces Third Quarter Financial Results

LOS ANGELES, Nov. 03, 2022 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the third quarter ended September 30, 2022.

“BlackLine reported solid financial results this quarter as customer demand for finance and accounting solutions that drive efficiency and automation remained healthy,” said Marc Huffman, CEO of BlackLine. “Customers around the world continue to seek out ways to operate successfully in today’s market, and our innovative solutions have become more relevant than ever.” Huffman continued, “Our relentless focus on customer success, the strength and resiliency of our business model, and our proven market leadership reinforce our ability to succeed in the near-term while capturing the long-term opportunities ahead.”

Third Quarter 2022 Financial Highlights

  Total GAAP revenues of $134.3 million, an increase of 23% compared to the third quarter of 2021.
  GAAP net loss attributable to BlackLine of $20.0 million, or $0.34 per weighted average share.
  Non-GAAP net income attributable to BlackLine of $15.1 million or $0.21 per diluted weighted average share.
  Operating cash flow of $24.2 million, an increase of 42% compared to the third quarter of 2021.
  Free cash flow of $16.6 million, an increase of 69% compared to the third quarter of 2021.

Third Quarter Key Metrics and Recent Business Highlights

  Added 57 net new customers in the third quarter for a total of 4,060 customers at September 30, 2022.
  Expanded the company’s user base to 354,924 at September 30, 2022.
  Achieved a dollar-based net revenue retention rate of 109% at September 30, 2022.
  Unveiled industry's first Accounts Receivable Automation capabilities to deliver real-time insights into customer risk and growth opportunities based on behavioral analysis.
  Unveiled industry's first 'Tax Hyperautomation' capabilities for Intercompany Financial Management.
  Received Tech Cares Award from TrustRadius for the third consecutive year.

The financial results included in this press release are preliminary and pending final review. Financial results will not be final until BlackLine files its Quarterly Report on Form 10-Q for the period. Information about BlackLine’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

Financial Outlook

Fourth Quarter 2022

  Total GAAP revenue is expected to be in the range of $138 million to $141 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $11 million to $14 million, or $0.15 to $0.19 per share on 73.7 million diluted weighted average shares outstanding.

Full Year 2022

  Total GAAP revenue is expected to be in the range of $521 million to $524 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $32 million to $35 million, or $0.44 to $0.48 per share on 73.0 million diluted weighted average shares outstanding.

Guidance for non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share does not include the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of acquired intangible assets, stock-based compensation, the amortization of debt discount and issuance costs, the change in fair value of contingent consideration, transaction-related costs, the adjustment to the value of the redeemable non-controlling interest to the redemption amount, and the loss on extinguishment of convertible senior notes. Reconciliations of non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share guidance to the most directly comparable U.S. GAAP measures, or net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share. The company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share.

Quarterly Conference Call

BlackLine, Inc. will hold a conference call to discuss its third quarter results at 2:00 p.m. Pacific time on Thursday, November 3, 2022. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. Participants can pre-register for the conference call. A replay of the webcast will be available at https://investors.blackline.com for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

Companies come to BlackLine, Inc. (Nasdaq: BL) because their traditional manual accounting processes are not sustainable. BlackLine’s cloud-based financial operations management platform and market-leading customer service help companies move to modern accounting by unifying their data and processes, automating repetitive work, and driving accountability through visibility. BlackLine provides solutions to manage and automate financial close, accounts receivable and intercompany accounting processes, helping large enterprises and midsize companies across all industries do accounting work better, faster and with more control.

More than 4,000 customers trust BlackLine to help them close faster with complete and accurate results. The company is the pioneer of the cloud financial close market and recognized as the leader by customers at leading end-user review sites including Gartner Peer Insights, G2 and TrustRadius. BlackLine is a global company with operations in major business centers around the world including Los Angeles, New York, the San Francisco Bay area, London, Paris, Frankfurt, Tokyo, Singapore and Sydney.

For more information, please visit blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the fourth quarter and full year of 2022, our expectations for our business, including the demand environment, BlackLine’s addressable market, market position and pipeline, our international growth, our relationships with our customers and partners, including opportunities to expand those relationships, and our expectations regarding our acquisition of FourQ Systems, including the market opportunity and FourQ Systems' contribution to our business and financial results.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements. These risks and uncertainties include, but are not limited to risks related to the company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the company’s ability to manage growth and scale effectively, including additional headcount and entry into new geographies; the company’s ability to provide successful enhancements, new features and modifications to its software solutions; the company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the company’s security measures; a disruption in the company’s hosting network infrastructure; costs and reputational harm that could result from defects in the company’s solution; the loss of any key employees; the impact of the COVID-19 pandemic and related measures taken by governments and private industry; continued strong demand for the company’s software in the United States, Europe, Asia Pacific and Latin America; the company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the company’s customer base that is comprised of enterprise or mid-sized organizations; the company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the company’s intellectual property; the company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable and uncertain macro and regional economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters including the effects of climate change; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on February 25, 2022. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. All of the information in this press release is subject to completion of our quarterly review process.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on November 3, 2022 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP income (loss) from operations, (iv) non-GAAP net income (loss) attributable to BlackLine, Inc. (v) diluted non-GAAP net income (loss) attributable to BlackLine, Inc. per share, and (v) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenue adjusted for the amortization of acquired developed technology, transaction-related costs (including, but not limited to, accounting, legal, and advisory fees related to the transaction, as well as transaction-related retention bonuses) and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Operating Expenses. Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense. Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of intangible assets and stock-based compensation. Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation. Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of intangible assets, stock-based compensation, the change in fair value of contingent consideration, and transaction-related costs. BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income (Loss) from Operations. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations adjusted for the amortization of intangible assets, stock-based compensation, the change in fair value of contingent consideration, and transaction-related costs. The company believes that presenting non-GAAP income (loss) from operations is useful to investors as it eliminates the impact of items that have been impacted by the company’s acquisitions and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Income (loss) attributable to BlackLine and Diluted Non-GAAP Net Income (loss) attributable to BlackLine, Inc. per share. Non-GAAP net income (loss) attributable to BlackLine is defined as GAAP net income (loss) attributable to BlackLine adjusted for the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of intangible assets, stock-based compensation, the amortization of debt discount and issuance costs from our convertible notes, the change in the fair value of contingent consideration, transaction-related costs, legal settlement gains or costs, adjustment to the value of the redeemable non-controlling interest to the redemption amount, and loss on extinguishment of convertible senior notes. Diluted non-GAAP net income attributable to BlackLine, Inc. per share includes the adjustment for shares resulting from the elimination of stock-based compensation. The Company believes that presenting non-GAAP net income (loss) attributable to BlackLine is useful to investors as it eliminates the impact of items that have been impacted by the company’s acquisitions and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by (used in) operating activities less cash flows used to purchase property and equipment, financed and otherwise, capitalized software development, and intangible assets. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the company’s liquidity used by management to evaluate the amount of cash generated by the company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Media Contact:
Kimberly Uberti
kimberly.uberti@blackline.com

Investor Relations Contact:
Matt Humphries, CFA
matt.humphries@blackline.com

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on November 3, 2022 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions. These operating metrics exclude the impact of certain Runbook licensed customers and users who are on perpetual license agreements and did not have an active subscription agreement with BlackLine as of September 30, 2022.

Dollar-based Net Revenue Retention Rate. Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period. Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement. BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as an entity with an active subscription agreement as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer. BlackLine believes that its ability to expand its customer base is an indicator of the company’s market penetration and the growth of its business.

Number of Users. Historically, BlackLine’s products were priced based on the number of users of its platform. Over time, the company has begun to sell an increasing number of non-user based products with fixed or transaction-based pricing. For this reason, we believe the growth in the number of total users is less correlated to the growth of the business overall.

BlackLine, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$190,514	$539,739
Marketable securities	855,406	658,964
Accounts receivable, net of allowances for credit losses	108,792	125,130
Prepaid expenses and other current assets	22,363	23,855
Total current assets	1,177,075	1,347,688
Capitalized software development costs, net	30,452	23,547
Property and equipment, net	20,636	16,321
Intangible assets, net	96,045	36,195
Goodwill	443,861	289,710
Operating lease right-of-use assets	15,265	16,264
Other assets	94,324	87,853
Total assets	$1,877,658	$1,817,578

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,534	$7,471
Accrued expenses and other current liabilities	51,144	50,930
Deferred revenue, current	245,155	242,429
Finance lease liabilities, current	981	373
Operating lease liabilities, current	5,253	4,936
Contingent consideration, current	6,514	16,438
Total current liabilities	314,581	322,577
Finance lease liabilities, noncurrent	1,050	824
Operating lease liabilities, noncurrent	9,953	13,248
Convertible senior notes, net	1,382,914	1,114,239
Contingent consideration, noncurrent	56,052	4,294
Deferred tax liabilities, net	5,274	8,175
Deferred revenue, noncurrent	415	362
Other long-term liabilities	4,893	124
Total liabilities	1,775,132	1,463,843
Commitments and contingencies
Redeemable non-controlling interest	24,595	28,699
Stockholders' equity:
Common stock	598	590
Additional paid-in capital	363,782	625,883
Accumulated other comprehensive income (loss)	(3,080)	298
Accumulated deficit	(283,369)	(301,735)
Total stockholders' equity	77,931	325,036
Total liabilities, redeemable non-controlling interest, and stockholders' equity	$1,877,658	$1,817,578

BlackLine, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues
Subscription and support	$126,081	$102,924	$360,289	$289,749
Professional services	8,187	6,478	22,692	20,631
Total revenues	134,268	109,402	382,981	310,380
Cost of revenues
Subscription and support	25,544	17,948	75,495	50,540
Professional services	6,882	6,489	20,527	19,359
Total cost of revenues	32,426	24,437	96,022	69,899
Gross profit	101,842	84,965	286,959	240,481
Operating expenses
Sales and marketing	64,540	48,799	190,567	146,410
Research and development	27,721	18,843	80,871	56,611
General and administrative	31,000	11,372	74,997	59,886
Total operating expenses	123,261	79,014	346,435	262,907
Income (loss) from operations	(21,419)	5,951	(59,476)	(22,426)
Other income (expense)
Interest income	4,387	231	6,620	412
Interest expense	(1,482)	(16,110)	(4,386)	(46,582)
Other income (expense), net	2,905	(15,879)	2,234	(46,170)
Loss before income taxes	(18,514)	(9,928)	(57,242)	(68,596)
Provision for (benefit from) income taxes	474	(210)	(12,852)	(78)
Net loss	(18,988)	(9,718)	(44,390)	(68,518)
Net loss attributable to redeemable non-controlling interest	(344)	(252)	(468)	(733)
Adjustment attributable to non-controlling interest	1,375	4,275	(3,227)	10,366
Net loss attributable to BlackLine, Inc.	$(20,019)	$(13,741)	$(40,695)	$(78,151)
Basic net loss per share attributable to BlackLine, Inc.	$(0.34)	$(0.23)	$(0.68)	$(1.34)
Shares used to calculate basic net loss per share	59,695	58,508	59,422	58,196
Diluted net loss per share attributable to BlackLine, Inc.	$(0.34)	$(0.23)	$(0.68)	$(1.34)
Shares used to calculate diluted net loss per share(1)	59,695	58,508	59,422	58,196

(1) Upon adoption of ASU 2020-06 on January 1, 2022, the Company prospectively utilized the if-converted method to calculate the impact of convertible instruments on diluted earnings per share. In accordance with the adoption of ASU 2020-06 and using the modified retrospective method, prior period amounts have not been adjusted. The effect of the convertible instruments is included in the calculation of earnings per share unless the result would be antidilutive.

BlackLine, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss attributable to BlackLine, Inc.	$(20,019)	$(13,741)	$(40,695)	$(78,151)
Net loss and adjustment attributable to redeemable non-controlling interest	1,031	4,023	(3,695)	9,633
Net loss	(18,988)	(9,718)	(44,390)	(68,518)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,180	6,743	30,986	20,175
Change in fair value of contingent consideration	1,745	(10,346)	(14,113)	(3,426)
Amortization of debt discount and issuance costs	1,389	16,031	4,119	39,272
Stock-based compensation	20,899	16,930	57,410	48,789
Loss on extinguishment of convertible notes	—	—	—	7,012
Noncash lease expense	1,325	1,202	4,186	3,387
Accretion of purchase discounts on marketable securities, net	(2,762)	(88)	(3,326)	(158)
Net foreign currency (gains) losses	(637)	35	(1,463)	478
Deferred income taxes	(266)	(14)	(14,695)	40
Provision for (benefit from) credit losses	4	(29)	85	(55)
Changes in operating assets and liabilities, net of impact of acquisition:
Accounts receivable	12,152	(4,233)	18,321	5,436
Prepaid expenses and other current assets	(1,271)	(282)	2,239	1,646
Other assets	(1,157)	(4,272)	(6,355)	(13,609)
Accounts payable	(8,698)	(1,751)	(4,571)	(985)
Accrued expenses and other current liabilities	10,773	5,305	(612)	3,665
Deferred revenue	(1,658)	2,993	2,548	18,672
Operating lease liabilities	(1,223)	(1,432)	(5,329)	(3,854)
Lease incentive receipts	162	—	653	—
Other long-term liabilities	1,207	—	4,566	—
Net cash provided by operating activities	24,176	17,074	30,259	57,967
Cash flows from investing activities
Purchases of marketable securities	(372,059)	(374,094)	(1,171,808)	(1,107,908)
Proceeds from maturities of marketable securities	338,500	100,000	975,750	484,209
Capitalized software development costs	(5,186)	(3,677)	(14,952)	(11,240)
Purchases of property and equipment	(2,439)	(3,475)	(9,742)	(5,197)
Acquisition, net of cash acquired	—	—	(157,738)	—
Net cash used in investing activities	(41,184)	(281,246)	(378,490)	(640,136)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	—	—	—	1,128,794
Partial repurchase of convertible senior notes	—	—	—	(432,230)
Purchase of capped calls related to convertible senior notes	—	—	—	(102,350)
Principal payments under finance lease obligations	(185)	—	(380)	—
Proceeds from exercises of stock options	1,249	2,629	3,669	7,679
Proceeds from employee stock purchase plan	—	—	4,466	5,197
Acquisition of common stock for tax withholding obligations	(1,864)	(2,713)	(7,866)	(12,649)
Financed purchases of property and equipment	—	(128)	(84)	(549)
Net cash provided by (used in) financing activities	(800)	(212)	(195)	593,892
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(146)	3	(833)	(201)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(17,954)	(264,381)	(349,259)	11,522
Cash, cash equivalents, and restricted cash, beginning of period	208,686	643,816	539,991	367,913
Cash, cash equivalents, and restricted cash, end of period	$190,732	$379,435	$190,732	$379,435

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$190,514	$378,977	$190,514	$378,977
Restricted cash included within prepaid expenses and other current assets at end of period	—	203	—	203
Restricted cash included within other assets at end of period	218	255	218	255
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$190,732	$379,435	$190,732	$379,435

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Non-GAAP Gross Profit:
Gross profit	$101,842	$84,965	$286,959	$240,481
Amortization of acquired developed technology	3,011	675	8,305	2,010
Stock-based compensation	2,346	2,213	6,309	6,190
Transaction-related costs	352	—	998	—
Total non-GAAP gross profit	$107,551	$87,853	$302,571	$248,681
Gross margin	75.8%	77.7%	74.9%	77.5%
Non-GAAP gross margin	80.1%	80.3%	79.0%	80.1%

Non-GAAP Operating Income:
Operating income (loss)	$(21,419)	$5,951	$(59,476)	$(22,426)
Amortization of intangible assets	5,182	2,630	14,550	8,430
Stock-based compensation	20,899	16,930	57,410	48,789
Change in fair value of contingent consideration	1,745	(10,346)	(14,113)	(3,426)
Transaction-related costs	3,272	—	13,981	—
Legal settlement costs	1,019	—	1,709	—
Total non-GAAP operating income	$10,698	$15,165	$14,061	$31,367

Non-GAAP Net Income Attributable to BlackLine, Inc.:
Net loss attributable to BlackLine, Inc.	$(20,019)	$(13,741)	$(40,695)	$(78,151)
Provision for (benefit from) income taxes related to acquisitions	299	(636)	(12,692)	(409)
Amortization of intangible assets	5,182	2,630	14,550	8,430
Stock-based compensation	20,802	16,877	57,159	48,695
Amortization of debt discount and issuance costs	1,389	16,031	4,119	39,272
Change in fair value of contingent consideration	1,745	(10,346)	(14,113)	(3,426)
Transaction-related costs	3,272	—	13,981	—
Legal settlement costs	1,019	—	1,709	—
Adjustment to redeemable non-controlling interest	1,375	4,275	(3,227)	10,366
Loss on extinguishment of convertible senior notes	—	—	—	7,012
Total non-GAAP net income attributable to BlackLine, Inc.	$15,064	$15,090	$20,791	$31,789
Basic non-GAAP net income attributable to BlackLine, Inc. per share:
Basic non-GAAP net income attributable to BlackLine, Inc. per share	$0.25	$0.26	$0.35	$0.55
Shares used to calculate basic non-GAAP net income per share	59,695	58,508	59,422	58,196
Diluted non-GAAP net income attributable to BlackLine, Inc. per share:
Diluted non-GAAP net income attributable to BlackLine, Inc. per share	$0.21	$0.24	$0.29	$0.51
Shares used to calculate diluted non-GAAP net income per share	73,312	62,400	72,872	62,474

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$64,540	$48,799	$190,567	$146,410
Amortization of intangible assets	(1,694)	(1,477)	(4,812)	(4,986)
Stock-based compensation	(7,257)	(5,760)	(20,619)	(16,872)
Transaction-related costs	(714)	—	(2,159)	—
Total non-GAAP sales and marketing expense	$54,875	$41,562	$162,977	$124,552

Non-GAAP Research and Development Expense:
Research and development expense	$27,721	$18,843	$80,871	$56,611
Stock-based compensation	(3,847)	(2,788)	(10,554)	(8,264)
Transaction-related costs	(2,057)	—	(5,718)	—
Total non-GAAP research and development expense	$21,817	$16,055	$64,599	$48,347

Non-GAAP General and Administrative Expense:
General and administrative expense	$31,000	$11,372	$74,997	$59,886
Amortization of intangible assets	(477)	(478)	(1,433)	(1,434)
Stock-based compensation	(7,449)	(6,169)	(19,928)	(17,463)
Change in fair value of contingent consideration	(1,745)	10,346	14,113	3,426
Transaction-related costs	(149)	—	(5,106)	—
Legal settlement costs	(1,019)	—	(1,709)	—
Total non-GAAP general and administrative expense	$20,161	$15,071	$60,934	$44,415

Total Non-GAAP Operating Expenses	$96,853	$72,688	$288,510	$217,314

Free Cash Flow
Net cash provided by operating activities	$24,176	$17,074	$30,259	$57,967
Capitalized software development costs	(5,186)	(3,677)	(14,952)	(11,240)
Purchases of property and equipment	(2,439)	(3,475)	(9,742)	(5,197)
Financed purchases of property and equipment	—	(128)	(84)	(549)
Free cash flow	$16,551	$9,794	$5,481	$40,981